Exhibit 99.1

CMS ENERGY ANNOUNCES SECOND QUARTER EARNINGS OF $0.25 PER SHARE, REAFFIRMS ADJUSTED EARNINGS GUIDANCE OF $1.86 TO $1.89 PER SHARE

JACKSON, Mich., July 23, 2015 — CMS Energy announced today reported net income of $67 million, or $0.25 per share, for the second quarter of 2015 and $269 million, or $0.98 per share, for the first half of 2015. Adjusted (non-Generally Accepted Accounting Principles) earnings per share for the second quarter and first half were the same as reported amounts. Earnings per share in 2015 grew 3 cents compared with 2014 on a weather-normalized basis.

CMS Energy reaffirmed its guidance for 2015 adjusted earnings of $1.86 to $1.89 per share. This is consistent with the company’s long-term plan of 5 percent to 7 percent annual adjusted earnings per share growth.

In the first half of 2015, CMS Energy continued to execute its business plan which emphasizes investments in its operations with a focus on safety, customer satisfaction, reliability and the environment.

John Russell, CMS Energy’s president and chief executive officer, said that CMS Energy’s principal subsidiary, Consumers Energy, is investing to strengthen its natural gas and electric infrastructure to enhance customer service, and improve Michigan’s environment.

“Consumers Energy is ranked as one of the top 15 most sustainable energy providers in the world, and with our impending coal plant retirements, is leading the industry in transitioning to a cleaner energy supply portfolio. We’re dedicated to leaving things better than we found it, which includes our leadership focus on sustainability, cleaner energy and reducing energy waste,” Russell said. The company’s seven oldest coal plants, averaging 60 years of age and representing one-third of its coal generating fleet, will be retired by April 2016.

For the first time, Consumers Energy will be adding solar power to its renewable energy portfolio, as part of a new Solar Gardens program. The program, with potentially 10 megawatts of capacity, will test the viability of utility-scale solar installations in Michigan.

Meanwhile, Consumers Energy is committing nearly $200 million this year to upgrade its natural gas system throughout Michigan, and has increased its workforce by 600 since 2012 to achieve this upgrade. In addition, the company and the Michigan State Utility Workers Union reached agreements on new five-year service contracts, expiring in 2020.

To help strengthen Michigan’s economy, Consumers Energy will be spending $1 billion a year with in-state companies for each of the next 5 years, for a total of $5 billion, as part of its commitment to Pure Michigan Business Connect. Governor Rick Snyder commended Consumers Energy for its growing support for Michigan companies.

In addition, Consumers Energy is aggressively promoting economic development in Michigan by lowering electric costs for energy-intensive businesses, creating more job opportunities. Recently-approved changes substantially improve the competitiveness of the company’s industrial rates, while keeping total residential bills 13 percent below the national average.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2015 second quarter results and provide a business and financial outlook on July 23 at 8:30 AM (EDT).  To participate in the Webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. These items have the potential to impact, favorably or unfavorably, the company’s reported earnings.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2015	2014	2015	2014

Operating Revenue	$1,350	$1,468	$3,461	$3,991

Operating Expenses	1,146	1,233	2,860	3,348

Operating Income	$204	$235	$601	$643

Other Income (Expense)	3	(7)	9	(5)

Interest Charges	103	101	204	202

Income before Income Taxes	$104	$127	$406	$436

Income Tax Expense	36	43	136	148

Net Income	$68	$84	$270	$288

Income Attributable to Noncontrolling Interests	1	1	1	1

Net Income Available to Common Stockholders	$67	$83	$269	$287

Income Per Share
Basic	$0.25	$0.31	$0.98	$1.07
Diluted	0.25	0.30	0.98	1.05

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	June 30	December 31
	2015	2014
	(Unaudited)
Assets
Cash and cash equivalents	$477	$207
Restricted cash and cash equivalents	40	37
Other current assets	1,774	2,353
Total current assets	$2,291	$2,597
Plant, property, and equipment	13,775	13,412
Other non-current assets	3,172	3,176
Total Assets	$19,238	$19,185

Liabilities and Equity
Current liabilities	$1,121	$1,414
Non-current liabilities	5,590	5,325
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	7,360	7,428
Non-recourse debt	922	884
Total debt, capital leases, and financing obligation	8,282	8,312
Noncontrolling interests	37	37
Common stockholders’ equity	3,818	3,670
Total capitalization	$12,137	$12,019
Securitization debt	390	427
Total Liabilities and Equity	$19,238	$19,185

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	First Half
	(Unaudited)
	2015	2014

Beginning of Period Cash	$207	$172

Cash provided by operating activities	$1,262	$937
Cash used in investing activities	(782)	(783)
Cash flow from operating and investing activities	$480	$154
Cash provided by (used in) financing activities	(210)	32
Total Cash Flow	$270	$186

End of Period Cash	$477	$358

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2015	2014	2015		2014

Net Income Available to Common Stockholders	$67	$83	$269		$287

Reconciling Items:
Discontinued Operations (Income) Loss	*	*	(*	)	(*	)

Restructuring Costs and Other	*	*	*		*

Adjusted Net Income - Non-GAAP Basis	$67	$83	$269		$287

Average Number of Common Shares Outstanding
Basic	275	268	275		267
Diluted	276	275	276		274

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.25	$0.31	$0.98		$1.07

Reconciling Items:
Discontinued Operations (Income) Loss	*	*	(*	)	(*	)

Restructuring Costs and Other	*	*	*		*

Adjusted Net Income - Non-GAAP Basis	$0.25	$0.31	$0.98		$1.07

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.25	$0.30	$0.98		$1.05

Reconciling Items:
Discontinued Operations (Income) Loss	*	*	(*	)	(*	)

Restructuring Costs and Other	*	*	*		*

Adjusted Net Income - Non-GAAP Basis	$0.25	$0.30	$0.98		$1.05

Note:           Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.

* Less than $500 thousand or $0.01 per share.